CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-262677 on Form S-3 of our report dated March 9, 2022 relating to the consolidated financial statements of AgroFresh Solutions, Inc., appearing in the Annual Report on Form 10-K of AgroFresh Solutions, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, PA
March 9, 2022